SUB-ITEM: 77Q1(e)
Morgan Stanley Global Infrastructure Fund

                             SUB-ADVISORY AGREEMENT

         AGREEMENT (this "Agreement") made as of the 30th day of June 2008, by and between MORGAN STANLEY INVESTMENT ADVISORS INC., a StateDelaware corporation
(hereinafter referred to as the "INVESTMENT MANAGER"), and MORGAN STANLEY
INVESTMENT MANAGEMENT LIMITED, a company incorporated under the laws of
England (hereinafter referred to as the "LOCAL MANAGER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Morgan Stanley Utilities Fund (the "FUND") is a Massachusetts
business trust engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended
(hereinafter referred to as the "INVESTMENT COMPANY ACT"); and

         WHEREAS, the Investment Manager and the Local Manager are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the
"ADVISERS ACT"); and

         WHEREAS, the Local Manager is regulated by the Financial Services
Authority in the United Kingdom; and

         WHEREAS, the Investment Manager has entered into an investment management agreement (the "MANAGEMENT AGREEMENT") with the Fund dated November
1, 2004, pursuant to which the Investment Manager provides administrative, management and investment and advisory services to the Fund; and

         WHEREAS, the Local Manager is willing to provide investment advisory services to the Investment Manager in connection with the operations of the
Fund, on the terms and conditions hereinafter set forth and including the terms and conditions contained in the Annex to this Agreement; provided however, that nothing in the Annex to this Agreement shall authorize conduct prohibited under the Investment Company Act or the Advisers Act;

         NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Local Manager and the Investment Manager hereby agree as follows:

                                   ARTICLE I

                           Duties of the Local Manager
                           ---------------------------

         The Investment Manager hereby employs the Local Manager to act as discretionary investment manager to the Investment Manager and to furnish the investment management services described below, subject to the broad supervision of the Investment Manager and the Board of Trustees of the Fund (the "BOARD OF
TRUSTEES" or the "TRUSTEES"), for the period and on the terms and conditions set forth in this Agreement. The Local Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Manager and its affiliates shall for all purposes herein be deemed a Professional Client as defined under the rules and guidance promulgated by the Financial Services
Authority (hereinafter referred to as the "FSA RULES"). The Investment Manager has the right to request to be treated as a retail client. Classification as a retail client requires the Local Manager to exercise a higher level of protective care under the regulatory system. However, the Local Manager is not obliged to accept any such request. The Investment Manager should be aware that professional clients will not be entitled to certain protections afforded by the
FSA Rules to retail clients. For the avoidance of doubt, the Local Manager will, for purposes of the FSA Rules, only treat the Investment Manager (but not the
Fund) as its customer from both a regulatory and a contractual perspective. The
Local Manager and its affiliates shall for all purposes herein each be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         The Local Manager shall have full discretion, power and authority on behalf of the Fund to buy, sell, retain, exchange or otherwise deal in investments and other assets, make deposits, subscribe to issues and offers for sale and accept placings of any investments, enter into foreign currency transactions on a spot or forward basis, effect transactions on any markets, take all day to day decisions and otherwise act as the Local Manager judges appropriate in relation to the investment and reinvestment of the portfolio of assets of the Fund. This includes performing all acts and executing all documents which the Local Manager reasonably considers incidental thereto, including (without limitation) power to execute and deliver all applications, requests, or claims for refund, reduction, repayment or credit of, or exemption or relief from, any withholding tax or similar taxes in any jurisdiction in which such applications, requests or claims may be made. Subject to guidelines adopted by the Fund, the Local Manager shall also make recommendations or take action as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio of assets of the Fund shall be exercised. All of the foregoing is subject always to the restrictions of the Declaration of Trust and By-Laws of the Fund, as they may be amended and/or restated from time to time and as provided to the Local Manager, the provisions of the Investment Company Act and the statements relating to the
Fund's investment objective(s), investment policies and investment restrictions as the same are set forth in the then-currently effective prospectus and statement of additional information relating to the shares of the Fund under the
Securities Act of 1933, as amended (the "PROSPECTUS" and "STATEMENT OF
ADDITIONAL INFORMATION", respectively), as well as to the supervision of the
Investment Manager and the Board of Trustees.

         The Local Manager will not hold money on behalf of the Investment
Manager or the Fund, nor will the Local Manager be the registered holder of the registered investments of the Investment Manager or the Fund or be the custodian of documents or other evidence of title.

         The Local Manager may, where reasonable, employ agents (including affiliates) to perform any administrative, dealing or ancillary services required to enable the Local Manager to perform its services under this
Sub-Advisory Agreement.

                                   ARTICLE II

                       Allocation of Charges and Expenses
                       ----------------------------------

         The Local Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall at its own expense provide the office space, equipment and facilities which it is obligated to provide under Article I hereof.

                                   ARTICLE III

                        Compensation of the Local Manager
                        ---------------------------------

         For the services rendered, the facilities furnished and expenses assumed by the Local Manager, the Investment Manager shall pay to the Local
Manager a fee in an amount to be determined from time to time by the Investment
Manager and the Local Manager, but in no event in excess of the amount that the
Investment Manager actually received for providing services to the Fund pursuant to the Management Agreement.

                                   ARTICLE IV

                  Limitation of Liability of the Local Manager
                  --------------------------------------------

         No warranty is given by the Local Manager as to the performance or profitability of the Fund or any part thereof.

         If a percentage restriction contained in the Fund's investment objective(s) or investment restrictions (as the same are set forth in the Fund's then-currently effective Prospectus and Statement of Additional Information) is
adhered to at the time of investment, a later change in percentage resulting from a change in values or assets will not constitute a violation of such restriction.

         The Local Manager will not be responsible to the Investment Manager or the Fund for the solvency, actions or omissions of any counterparty, broker, dealer, market-maker, bank, custodian or sub-custodian, with whom it transacts business on the Investment Manager's behalf, other than affiliates of the Local
Manager.

         Nothing in this Agreement will exclude or restrict any liability which the Local Manager has under the Financial Services and Markets Act 2000, FSA
Rules or Regulatory System (as defined by FSA Rules) in relation to the
Investment Manager and which may not be excluded or restricted thereunder.

         The Local Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of investment advisory services rendered with respect to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. The exception in the previous sentence shall apply to each limitation of the Local Manager's liability contained in this Article IV. As used in this Article IV, the Local Manager shall include any affiliates of the Local Manager performing services for the Local Manager contemplated hereby and directors, officers and employees of the Local Manager and such affiliates.

         It is understood and agreed that in furnishing the investment advice and other services as herein provided, the Local Manager shall use its best professional judgment to perform its obligations hereunder which will provide favorable results for the Fund. The Local Manager shall not be liable to the
Fund or to any shareholder of the Fund to any greater degree than the Investment
Manager, and the Investment Manager shall indemnify and hold the Local Manager harmless against any loss, liability or cost incurred by the Local Manager towards the Fund or to any shareholder of the Fund except to the extent that such loss, liability or cost arises from the Local Manager's fraud, willful misfeasance, bad faith or gross negligence in the performance of the Local
Manager's duties hereunder.

                                    ARTICLE V

                         Activities of the Local Manager
                         -------------------------------

         The services of the Local Manager to the Investment Manager in connection with the operations of the Fund are not to be deemed to be exclusive, the Local Manager and any person controlled by or under common control with the
Local Manager (for purposes of this Article V referred to as "affiliates") being free to render services to others. It is understood that the Trustees and any officers, employees and shareholders of the Fund are or may become interested in the Local Manager and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Local Manager and its affiliates are or may become similarly interested in the Fund, and that the Local Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI

                   Duration and Termination of this Agreement
                   ------------------------------------------

         This Agreement shall become effective as of the date first above written and shall remain in force until the date of termination of the
Management Agreement (but not later than two years after the date hereof) and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, the Investment Manager, or by vote of a majority of the outstanding voting securities of the Fund, or by the Local
Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Management Agreement. Any termination shall be without prejudice to the completion of transactions already initiated.

                                   ARTICLE VII

                          Amendments to this Agreement
                          ----------------------------

         This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Trustees or by the vote of a majority of outstanding voting securities of the Fund and (ii) a majority of those
Trustees who are not parties to this Agreement or

interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          Definitions of Certain Terms
                          ----------------------------

         The terms "vote of a majority of the outstanding voting securities",
"assignment", "affiliated person" and "interested person" used in this
Agreement, shall have the respective meanings specified in the Investment
Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law
                                  -------------

         This Agreement shall be construed in accordance with the laws of the
State of New York and the applicable provisions of the Investment Company Act.
To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment
Company Act, the latter shall control.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                        MORGAN STANLEY INVESTMENT ADVISORS INC.

                                        By:   /s/ Joseph C. Benedetti
                                             -----------------------------------
                                             Name: Joseph C. Benedetti
                                             Title: Executive Director

                                        MORGAN STANLEY INVESTMENT
                                        MANAGEMENT LIMITED

                                        By:   /s/ Andrew Onslow
                                             -----------------------------------
                                             Name: Andrew Onslow
                                             Title: Director

                             SUB-ADVISORY AGREEMENT

                                      ANNEX

1.     REGULATORY STATUS

       The Local Manager is authorised and regulated by the Financial Services
       Authority (the "FSA"), the UK supervisory authority whose registered office is at 25 The North Colonnade, Canary Wharf, London, United Kingdom
       E14 5HS.

2.     ORDER EXECUTION

       The Local Manager acknowledges its duty under the FSA Rules to take all reasonable steps to obtain the best possible result for the Investment
       Manager (taking into account the factors prescribed in the FSA Rules)
       when executing orders resulting from decisions to deal in designated investments (as defined in the FSA Rules) and to act in accordance with the Investment Manager's best interests when placing orders in respect of designated investments with other persons for execution or when receiving and transmitting orders to other persons for execution. Information concerning the Local Manager's policy for meeting those obligations (the
       "ORDER EXECUTION POLICY DISCLOSURE STATEMENT") is included as Schedule 1.
       The Investment Manager acknowledges receipt of the Order Execution Policy
       Disclosure Statement and confirms its consent to the matters described in
       it. For the avoidance of doubt and as set out in the Order Execution
       Policy Disclosure Statement, the Investment Manager acknowledges that specific instructions from the Investment Manager in relation to the execution of orders may prevent the Local Manager from following its execution policy in relation to such orders in respect of the elements of execution covered by the instructions.

       The Local Manager will act in good faith and with due diligence in its choice and use of brokers or dealers ("BROKER") to place client orders or execute client transactions with. Subject thereto and to the FSA Rules, the Local Manager may execute or arrange for the execution of transactions for the Investment Manager on such markets or exchanges
       (including markets or exchanges that are not Regulated Markets or MTFs)
       and with or through such Brokers (but excluding any Affiliate) as it thinks fit. All transactions will be effected in accordance with the rules and regulations of the relevant market or exchange, and the Local
       Manager may take all such steps as may be required or permitted by such rules and regulations and/or by appropriate market practice. For purposes of this Agreement, "Multilateral Trading Facility" (also "MTF") has the meaning given in the FSA Rules (in summary, an investment exchange or multilateral trading platform other than a Regulated Market); and
       "Regulated Market" has the meaning given in the FSA Rules (in summary, an investment exchange or multilateral trading platform which, in either case, is regulated within the EEA as a "regulated market" under the
       Markets in Financial Instruments Directive).

       The Investment Manager expressly instructs the Local Manager not to make public immediately any limit order relating to transactions in respect of the Fund which is not immediately executed under prevailing market conditions where the Local Manager believes it is in the Investment
       Manager's interests not to do so.

       The Local Manager may aggregate transactions for the Fund with transactions of other clients of the Local Manager and of its employees and of clients of its affiliate and its employees and will promptly allocate such aggregated transactions among the participating accounts on a fair and equitable basis in accordance its order allocation policy established in compliance with the requirements of the FSA Rules. The
       Investment Manager recognises that the Local Manager will aggregate transactions only where it reasonably believes that it is likely that the aggregation will operate overall to the advantage of the Fund. However, on occasion the aggregation may operate to the disadvantage of the Fund in relation to a particular order. The Local Manager will provide a copy of its order allocation policy to the Investment Manager upon request.

3.     DEALING ARRANGEMENTS

       The Local Manager's policy regarding its Dealing Arrangements, including details of the goods and services that relate to the execution of trades and those that relate to the provision of research are set out in
       Schedule 2. The Local Manager shall provide the Investment Manager with details of its Dealing Arrangements with the frequency required by the
       FSA Rules. For purposes of this Agreement, "Dealing Arrangements" means arrangements entered into by the Local Manager as permitted by the FSA
       Rules for the receipt or payment of money, goods or services that relate to the execution of trades or the provision of research under which the
       Local Manager executes or arranges for the execution of orders in designated investments.

4.     MATERIAL INTERESTS

       The Local Manager and any of its affiliates (an "AFFILIATE") may, subject to the limitations of the U.S. Investment Company Act of 1940, as amended, and to the overriding principles of suitability and best execution and without prior reference to the Investment Manager, effect transactions in which the Local Manager or Affiliate has, directly or indirectly, a material interest or a relationship of any description with another party, which may involve a potential conflict with the Local
       Manager's duty to the Investment Manager. Neither the Local Manager nor
       any Affiliate shall be liable to account to the Investment Manager for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions nor will the Local
       Manager's fees, unless otherwise provided, be abated. For example, such potential conflicting interests or duties may arise because:

          o    any of the Local Manager's or Affiliate's directors or employees is a director of, holds or deals in securities of, or is
               otherwise interested in any company whose securities are held or dealt in on behalf of the Investment Manager;

          o    the transaction is in the securities of a company for which an
               Affiliate has provided corporate finance advice, underwritten, managed or arranged an issue or offer for sale;

          o    the Local Manager may act as agent for the Investment Manager in relation to transactions in which it is also acting as agent for the account of other clients and/or an Affiliate;

          o    the transaction is in units or shares of a collective investment scheme (regulated or unregulated) of which the Local Manager or any Affiliate is the manager, operator, banker, adviser,
               custodian or trustee; or

          o    The Local Manager may act as agent for a counterparty and also act as agent on behalf of the Investment Manager and in the course of so acting may charge a commission to either the
               counterparty or the Investment Manager.

       Nothing in the Agreement shall oblige the Local Manager or any Affiliate to accept responsibilities more extensive than those set out in the
       Agreement or shall give rise to any fiduciary or equitable duties which would prevent or hinder either: (i) the Local Manager or any Affiliate performing investment management or other services for any person or entity other than the Investment Manager or from making investments on their own behalf and the performance of such services for others or investment on their own behalf will not be deemed to violate or give rise to any duty or obligation to the Investment Manager; or (ii) the Local
       Manager effecting any transaction with or for the Investment Manager with an Affiliate; or (iii) such Affiliate acting both as market-maker and broker, principal or agent, dealing with other Affiliates and other clients and generally effecting transactions as provided above nor from retaining any remuneration received in respect thereof.

5.     RECORDS AND REPORTS

5.1    The Local Manager will keep accurate and detailed records with respect to all receipts, investments, sales, disbursements and other transactions carried out by the Local Manager for the Investment Manager or with the
       Fund.

5.2    All records held pursuant to this clause by the Local Manager shall be open to inspection by the Investment Manager or the Fund and the Local
       Manager will provide the Investment Manager and the Fund with such access as it itself has to records held by any relevant third party, in each case at reasonable times during business hours and upon the giving of reasonable notice by the Investment Manager or the Fund.

5.3    The Local Manager shall, not later than 10 working days following the end of each calendar month, furnish to the Investment Manager a statement showing all transactions that have occurred in the Fund and a monthly listing of all investments and cash balances held as of the end of such month.

5.4    The monthly statement will show the cost or amount realised (in the case of any relevant new purchase or sale) and, where available, the current value (where applicable) of each investment held in the Fund and any income arising on the Fund's account during the relevant calendar month, and will also include a statement showing the measure of the performance of the assets of the Fund. The basis of all valuations will be as stated
       in the first monthly statement, unless otherwise agreed.

5.5    The Local Manager will not provide the Investment Manager with an individual trade confirmation of each portfolio transaction unless the
       Investment Manager has specifically requested the Local Manager to do so.

6.     FORCE MAJEURE

       The Local Manager shall not be responsible or liable to the Investment
       Manager or the Fund for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the
       Local Manager shall use reasonable efforts which are consistent with accepted practices in the investment management industry to resume performance as soon as practicable under the circumstances.

7.     COMPLAINTS

       The Local Manager maintains procedures in accordance with FSA Rules for the effective consideration and handling of client complaints. Complaints will be considered promptly by the appropriate supervisory manager who is not personally involved in the subject matter of the complaint. Where appropriate, the complaint will be passed to the Compliance Officer.

8.     RECORDING OF TELEPHONE INSTRUCTIONS

       All instructions received from the Investment Manager by telephone will be binding as if received in writing. The Local Manager may record telephone conversations with the Investment Manager and produce such recordings in evidence if the Local Manager sees fit to do so. In some circumstances, when the Investment Manager is dealing with the Local
       Manager, data may be collected about the Investment Manager and the
       Investment Manager's officers or employees indirectly from monitoring devices or other means (for example, telephone logs and recordings). In these circumstances, the data are not accessed on a routine basis but access is possible. Access could occur, for instance, in situations where the data are needed to clarify or confirm instructions provided by the
       Investment Manager, for compliance or billing purposes.

9.     CONFIDENTIALITY AND DISCLOSURE

       The Local Manager and the Investment Manager undertake to keep private and confidential all information acquired in connection with this
       Agreement, and not to disclose such information to any person except to the extent that:

       (a)    the other party gives prior consent; or

       (b)    the Local Manager is required to disclose the information by the
              FSA, the Bank of England, the London Stock Exchange or any other recognised investment exchange, the City Panel on Takeovers and
              Mergers or any other regulatory authority having jurisdiction over the Local Manager or the performance by it of its obligations under this Agreement or by English Law; or

       (c)    disclosure to a counterparty to a transaction effected for the
              Fund is required as a condition to such transaction; or

                                       10

       (d)    disclosure is necessary to enable the Local Manager to perform its obligations under this Agreement.

10.    DATA PROTECTION

10.1   The Local Manager will, in connection with the Sub-Advisory Agreement, comply (where applicable) with the UK Data Protection Act 1998 and other applicable data protection laws and regulations (together, the "DATA
       PROTECTION LAWS").

10.2   The Investment Manager will comply (where applicable) with the Data
       Protection Laws and (where applicable) take all reasonable steps to ensure that it has obtained all necessary consents for the Local Manager to process any personal data for the purposes of the Agreement.

11.    RISK DISCLOSURE

11.1   The Investment Manager's attention is drawn to Schedule 3 which provides important information as to the nature and risks of certain investments which may comprise the Fund and a description of certain provisions of the industry standard master agreements and their consequences. The
       Investment Manager represents and warrants to the Local Manager that it has read, understood, and accepts the provisions of Schedule 3.

                                       11

                                   Schedule 1
                                   ----------

                   ORDER EXECUTION POLICY DISCLOSURE STATEMENT

TRANSACTION EXECUTION ARRANGEMENTS
----------------------------------
Morgan Stanley Investment Management Limited ("MSIM") has established and implemented transaction execution arrangements that are designed to allow MSIM to take all reasonable steps to obtain the best possible result when executing or placing orders as portfolio manager on behalf of its clients in relation to financial instruments that form part, or may become part, of one or more investment portfolios managed by MSIM for that or those clients (each a
"TRANSACTION"). For the purposes of this document: any reference to MSIM
"executing an order" is a reference to MSIM, as agent, entering into a
Transaction on behalf of a client with another person that acts as principal to that Transaction, any reference to MSIM "placing an order" is a reference to
MSIM, as agent, arranging for a Transaction to be entered into by another person that acts as agent on behalf of a client when entering into that Transaction, and any reference to MSIM "effecting a Transaction" is a reference to MSIM either placing or executing an order.

As part of its transaction execution arrangements, MSIM has an order execution policy in place that is designed to ensure that MSIM complies with its duty to obtain the best possible result when effecting a Transaction for one or more clients (the "ORDER EXECUTION POLICY").

This document is intended to provide MSIM's clients with a summary of MSIM's
Order Execution Policy. Nothing herein is intended to place upon MSIM fiduciary or other duties or responsibilities over and above the specific obligations provided for in the investment management agreement between MSIM and a client.

THE QUALITY OF EXECUTION
------------------------
Where MSIM effects a Transaction for its professional clients, subject to any specific instructions received from a client, MSIM will determine the best possible result taking the following factors into account: (a) price; (b) costs;
(c) speed; (d) likelihood of execution or settlement; (e) size of the
Transaction; (f) nature of the Transaction; and (g) any other consideration relevant to the Transaction, including availability of liquidity, the impact on the market of the Transaction and MSIM's operational costs.

Price is normally judged with reference to normal market size for the relevant financial instrument. Where trades are outside of normal market size and in sizeable volume or made on an over the counter basis, it is not generally possible to source a quote for price from Brokers because a declaration of intention to deal could result in market/security price sensitivity. As a result, MSIM must then determine what is likely to be the best execution venue without being able to get firm quotes, but there can be no guarantee that it will be.

In certain circumstances, the relevant execution venue may not be able to provide sufficient immediately available liquidity to carry the contemplated
Transaction out in full at the time required. In addition, other circumstances may dictate that the best immediately available price for a Transaction may not be the best possible result for that Transaction. Where, in MSIM's opinion, those circumstances occur MSIM may need to split the Transaction up into multiple Transactions with a view to obtaining the best possible result in relation to the original Transaction by completing that Transaction over a period of time using a variety of execution venues.

                                       12

MSIM will determine the relative importance of each factor using the following criteria: (a) the characteristics of the Investment Manager; (b) the characteristics and nature of the Transaction, including whether any specific instructions are given by the Investment Manager; (c) the characteristics of the financial instruments that are the subject of the Transaction; and (d) the characteristics of the execution venues to which the Transaction can be directed.

While MSIM will take all reasonable steps, based on the resources available to it, to satisfy itself that it has processes in place that can reasonably be expected to lead to the delivery of the best possible result, MSIM does not guarantee that it will always be able to obtain the best possible result in relation to each Transaction.

SPECIFIC INSTRUCTIONS
---------------------
Where a client provides MSIM with a specific instruction in relation to a proposed Transaction or any particular aspect of that Transaction (including, but not limited to, a direction to execute on a particular venue) MSIM will effect that Transaction in accordance with those instructions. Specific instructions may prevent MSIM from following some or all of the steps provided for in the Order Execution Policy which are designed to obtain the best possible result in respect of the elements covered by those instructions.

In following such instructions, MSIM will be deemed to have taken all reasonable steps to provide the best possible result in respect of the relevant Transaction or aspect of that Transaction covered by the specific instructions. To the extent that specific instructions are not comprehensive, MSIM will determine any non-specified components in accordance with its Order Execution Policy.

SELECTION OF EXECUTION VENUES
-----------------------------
MSIM includes in its Order Execution Policy those execution venues (sources of liquidity) that enable MSIM to obtain on a consistent basis the best possible result in relation to the Transactions. MSIM may use one or more of the following venues types: (a) Regulated Markets; (b) Multilateral Trading
Facilities; (c) Systematic Internalisers; (d) third party investment firms;
and/or (e) non-EU entities performing similar functions. In this document, the terms "Regulated Market", "Multilateral Trading Facility" and "Systematic
Internaliser" have the meaning given to them in the Markets in Financial
Instruments Directive.

Certain Transactions may be effected outside a Regulated Market or a
Multilateral Trading Facility where MSIM believes it can achieve the best possible result by doing so.

MSIM assesses product-by-product which venues are likely to provide the best possible result, it also monitors the execution of all Transactions on that venue if an order has been placed with another person and keeps informed of relevant market information. For certain financial instruments, there may be only one execution venue available and in such circumstances, MSIM will presume that it has obtained the best possible result if it effects a Transaction in that venue.

If a Transaction is effected by placing an order with another person for execution, MSIM will either determine the ultimate execution venue itself and instruct the other person accordingly, or MSIM will use all reasonable efforts to satisfy itself that the other person has arrangements in place to enable MSIM to comply with MSIM's obligation to obtain the best possible result in relation to the relevant Transaction.

                                       13

APPROVAL OF BROKERS, MONITORING AND REVIEW
------------------------------------------
MSIM's Order Execution Policy provides for a broker approval procedure. Apart from a broker's commission/commission equivalent rates, MSIM will consider the following matters when selecting and approving a broker: (a) reliability, integrity and reputation in the industry; (b) execution capabilities, including block positioning, speed of execution and quality and responsiveness of its trading desk; (c) knowledge of, and access to, the markets for the securities being traded; (d) ability to obtain price improvement; (e) ability to maintain confidentiality; (f) ability to handle non-traditional trades; (g) technology infrastructure; and (h) clearance and settlement capabilities.

In addition, in certain circumstances and in some markets, a broker's research capabilities may be considered relevant factors in connection with the selection and approval of a broker. This may include a broker's coverage of certain industries in which MSIM may seek to invest on behalf of its clients, the quality of the broker's research, as well as the reputation and standing of the broker's analysts, their investment strategies, timing, accuracy of statistical information and idea generation.

MSIM monitors the quality of the execution services provided by approved brokers and reviews each broker's performance on a regular basis, taking the above factors into account. MSIM meets with the most significant brokers periodically to review the service and performance levels provided.

COMMISSION RATES
----------------
MSIM effects Transactions on the basis of standard commission rates for specific markets. The rates are negotiated from time to time with each broker to ensure competitiveness, taking into account market trends whilst seeking a commercial balance so as to ensure the quality of services provided by the brokers.

                                       14

                                   Schedule 2
                                   ----------

             INFORMATION ABOUT MSIM'S USE OF DEALING COMMISSIONS AND
                ACCEPTANCE OF NON-MONETARY BENEFITS FROM BROKERS

MSIM'S USE OF DEALING COMMISSIONS AND NON-MONETARY BENEFITS
-----------------------------------------------------------
Morgan Stanley Investment Management Limited ("MSIM") will from time to time execute or place orders with selected brokers as portfolio manager on behalf of its professional clients in relation to financial instruments that form part, or may become part, of one or more investment portfolios managed by MSIM for its clients (each so executed or placed order a "TRANSACTION").

Although MSIM's investment decisions and the corresponding Transactions are primarily based upon fundamental analysis and a variety of primary and secondary information sources, external research and market intelligence from analysts employed by the brokers MSIM may engage to effect Transactions is valuable in helping to make informed investment decisions and in those circumstances, will enhance the quality of the Fund management service provided by MSIM to its clients. The available research covers sectors and markets in detail and may generate and stimulate new ideas and discussions. Some research services will be produced for all clients of the relevant broker, but the analysts may also provide research that has been tailored to MSIM's specific request, including the ability to discuss corporate developments in the immediate aftermath of their announcement (together "RESEARCH SERVICES").

This document is intended to provide MSIM's professional clients with information about the manner in which MSIM, when effecting Transactions, may make payments on behalf of its client to certain providers of Research Services and about certain non-monetary benefits that MSIM may receive from certain brokers in the course of its dealings with such brokers.

THE CONDITIONS UPON WHICH DEALING COMMISSIONS WILL BE PAID TO PROVIDERS
-----------------------------------------------------------------------
OF RESEARCH SERVICES
--------------------
MSIM will only make payments to a broker in consideration of the provision of
Research Services when it is satisfied using its reasonable judgement that the
Research Services received in return for the payments will reasonably assist
MSIM in the provision of its portfolio management services to the Investment
Managers on whose behalf the relevant Transactions are being effected and do not, and are not likely to, impair compliance with the duty of MSIM to act in the best interests of its clients (including, without limitation, its obligation to take all reasonable steps to obtain the best possible result when effecting a
Transaction).

THE MANNER IN WHICH DEALING COMMISSIONS ARE PAID TO PROVIDERS
-------------------------------------------------------------
OF RESEARCH SERVICES
--------------------
If the conditions for payment have been satisfied, the eligible providers of
Research Services may be remunerated for the provision of Research Services as part of MSIM's commission sharing arrangements. Under the commission sharing arrangements, MSIM will instruct participating brokers to record a certain portion of dealing commission that is received pursuant to the completion of a
Transaction, based upon a previously agreed allocation, as research credits
(each a "POOL"). Each of the participating brokers has undertaken to MSIM, periodically, subject to an instruction from MSIM, to make payments from their
Pool to providers of Research Services (including the administering broker itself) as MSIM may specify in the instruction(s). Any balance that may remain after allocation instructions have been carried out will be carried forward to the next period.

MSIM allocates the Pools based on a periodic assessment of the quality of the
Research Services provided to MSIM by the participating brokers during that period. MSIM tends to consider, without limitation, the quality of the analyst service, the sales service, and the company meetings

                                       15

that have been arranged with senior management of companies in which MSIM invests for its clients. Decisions are being taken based on a voting system in which MSIM equity portfolio managers participate. As part of a relationship management effort, MSIM will meet periodically with those providers of Research
Services that MSIM deems most significant.

THE CONDITIONS UPON WHICH MSIM EMPLOYEES MAY ACCEPT NON-MONETARY BENEFITS
-------------------------------------------------------------------------
FROM BROKERS
------------
MSIM's employees that interact with brokers may from time to time receive certain non-monetary benefits in the form of gifts. MSIM has detailed compliance procedures relating to the standard of conduct expected from employees in these circumstances which are designed to achieve that receipt of such gifts does not, and is not likely to, impair compliance with the duty of MSIM and its employees to act in the best interests of its clients. Most gifts are received during the holiday season and depending on the number received gifts are either put into a raffle or allocated between employees. Employees are allowed to accept invitations to attend sporting, artistic or entertainment events from suppliers and counterparties in accordance with guidelines and limits that are detailed in the policy.

                                       16

                                   Schedule 3
                                   ----------

           INFORMATION ON THE NATURE AND RISKS OF CERTAIN INVESTMENTS

The information contained in this notice cannot disclose everything about the nature and risks of all financial instruments in the Fund. Rather it is a general description of the nature and risks of financial instruments, which explains the nature of the specific types of instruments which the Investment
Manager may include in the Fund' investment guidelines (the "INVESTMENT
GUIDELINES"), as well as the risks particular to those instruments. The
Investment Manager should not include these financial instruments in the
Investment Guidelines unless the Investment Manager understand the nature of the financial instruments the Investment Manager is permitting Morgan Stanley
Investment Management Limited ("MSIM") to enter into on the Investment Manager's behalf and the extent of the Investment Manager's exposure to risk. The
Investment Manager should also be satisfied that such financial instruments are suitable for the Fund in light of the Investment Manager's circumstances and financial position. Certain strategies, such as a spread position or "straddle", may be as risky as a simple "long" or "short" position. While financial instruments can be utilised for the management of investment risk, certain financial instruments are unsuitable for certain investors. Different financial instruments involve different levels of exposure to risk, and in deciding whether to include such instruments in the Investment Guidelines, the Investment
Manager should be aware of the following points.

1.     GENERAL

1.1    RETURNS

The value of investments and the income from them may fluctuate and go down as well as up. There is no guarantee that the investment objective will actually be achieved or that the Investment Manager will get back the amount initially invested. The value of investments may be affected by a variety of factors, including economic and political developments, interest rates and foreign exchange rates, as well as issuer-specific events.

1.2    CURRENCY RISK

Investments denominated in currencies other than the Investment Manager's base currency carry the risk of exchange-rate movements. A movement in exchange rates may have a separate effect, unfavourable as well as favourable, on gains and losses in the Fund. Hedging techniques may, in certain circumstances, be limited or not be successful.

1.3    INVESTMENTS WHICH ARE NOT READILY REALISABLE

The market for some investments may be restricted or illiquid. Subject to the
Investment Guidelines, MSIM may effect transactions in such investments for the
Fund. There may be no readily available market and from time to time there may be difficulty in dealing in such investments or obtaining reliable information about the value and extent of risks associated with such investments.

2.     EQUITY SECURITIES AND DEBT SECURITIES

Buying equity securities (the most common form of which are shares) will mean that the Investment Manager will become a member of the issuer company and participate fully in its economic risk. Holding equity securities will generally entitle the Investment Manager to receive any dividend distributed each year (if any) out of the issuer's profits made during the reference period.

                                       17

On the other hand, buying debt securities (such as bonds and certificates of deposit) will mean that the Investment Manager is, in effect, a lender to the company or entity that has issued the securities. Holding debt securities will entitle the Investment Manager to receive specified periodic interest payments, as well as repayment of the principal at maturity.

Generally, holdings in equity securities will expose the Investment Manager to more risk than debt securities since remuneration is tied more closely to the profitability of the issuer. In the event of insolvency of the issuer, the
Investment Manager's claims for recovery of the Investment Manager's equity investment in the issuer will generally be subordinated to the claims of both preferred or secured creditors and ordinary unsecured creditors of the issuer.

There is an extra risk of losing money when shares are bought in some smaller companies, such as penny shares. There is a usually big difference between the buying price and the selling price of these shares. If they have to be sold immediately, the Investment Manager may get back much less than was paid for them. The price may change quickly and it may go down as well as up.

Holdings in debt securities, on the other hand, generally risk not being remunerated only if the issuer is in a state of financial distress. Moreover, in the event of insolvency of the issuer, the Investment Manager is likely to be able to participate with other creditors in the allotment of the proceeds from the sale of the company's assets in priority to holders of equity securities.

If the Investment Guidelines allow MSIM to buy equity or debt securities the
Investment Manager will be exposed to both the specific risks associated with individual securities held (and the financial soundness of their issuers), as well as the systemic risks of the equity and debt securities markets.

3.     DERIVATIVES

3.1    FUTURES

Transactions in futures involve the obligation to make, or to take, delivery of the underlying asset of the contract at a future date, or in some cases to settle the Investment Manager's position with cash from the Fund or elsewhere.
Transactions in futures carry a high degree of risk. The "gearing" or "leverage"
often obtainable in futures trading means that a small deposit or down payment can lead to large losses as well as gains. It also means that a relatively small market movement can lead to a proportionately much larger movement in the value of the Investment Manager's investment, and this can work against the Investment
Manager as well as for the Investment Manager. Futures transactions have a contingent liability, and the Investment Manager should be aware of the implications of this, in particular the margining requirements, which are described in paragraph 7.2 below.

3.2    OPTIONS

There are many different types of options with different characteristics subject to different conditions:

3.2.1  BUYING OPTIONS:

Allowing MSIM to buy options involves less risk than allowing MSIM to sell options because, if the price of the underlying asset moves against the
Investment Manager, MSIM can simply allow the option to lapse. The maximum loss is limited to the premium, plus any commission or other transaction charges.
However, if MSIM buys a call option on a futures contract for the Investment
Manager and later exercises the option, the Investment Manager will acquire the future. This will expose the Investment Manager to the risks described under
"futures" and "contingent liability transactions".

                                       18

3.2.2  WRITING OPTIONS:

If the Investment Guidelines allow MSIM to write an option for the Investment
Manager, the risk involved is considerably greater than buying options. The
Investment Manager may be liable for margin to maintain its position and a loss may be sustained well in excess of any premium received. By allowing MSIM to write an option on the Investment Manager's behalf, the Investment Manager accepts a legal obligation to purchase or sell the underlying asset if the option is exercised against the Investment Manager, however far the market price has moved away from the exercise price. If the Investment Manager already owns the underlying asset which MSIM has contracted on the Investment Manager's behalf to sell as part of the Fund (known as "covered call options") the risk is reduced. If the Investment Manager does not own the underlying asset (known as
"uncovered call options") the risk can be unlimited. Only experienced persons should contemplate authorising MSIM to write uncovered options, and then only after securing full details of the applicable conditions and potential risk exposure.

3.2.3  TRADITIONAL OPTIONS:

A particular type of option (called a "traditional option") is written by certain London Stock Exchange firms under special exchange rules. These may involve greater risk than other options. Two way prices are not usually quoted and there is no exchange market on which to close out an open position. It may be difficult to assess the value of a traditional option or for the seller of such an option to manage his exposure to risk. Again, the Investment Manager should only provide for the Investment Guidelines to permit MSIM to invest in
"traditional options" if the Investment Manager is fully aware of the risks involved.

3.2.4  MARGIN:

Certain options markets operate on a margined basis, under which buyers do not pay the full premium on their option at the time they purchase it. In this situation the Fund (or the Investment Manager if there are insufficient assets in the Fund) may subsequently be called upon to pay margin on the option up to the level of the Investment Manager's premium. If the Investment Manager fails to do so as required, the Investment Manager's position may be closed or liquidated in the same way as a futures position.

3.3    CONTRACTS FOR DIFFERENCES:

A contract for difference is a contract between two parties, buyer and seller, stipulating that the seller will pay to the buyer the difference between the current value of an asset and its value at contract time. Contracts for differences allow investors to take long or short positions, and unlike futures contracts have no fixed expiry date or contract size. Trades are conducted on a leveraged basis and these contracts can only be settled in cash. Investing in a contract for differences carries the same risks as investing in a future or option and the Investment Manager should be aware of these as set out in paragraphs 3.1 and 3.2 respectively. Transactions in contracts for differences may also have a contingent liability and the Investment Manager should be aware of the implications of this as set out in paragraph 7.2 below. As with many leveraged products, maximum exposure is not limited to the initial investment;
it is possible to lose more than one put in.

3.4    OFF-EXCHANGE TRANSACTIONS IN DERIVATIVES:

It may not always be apparent whether or not a particular derivative is on or off-exchange.

While some off-exchange markets are highly liquid, transactions in off-exchange or non transferable derivatives may involve greater risk than investing in on-exchange derivatives because there is no exchange market on which to close out an open position. It may be impossible to liquidate an existing

                                       19

position, to assess the value of the position arising from an off-exchange transaction or to assess the exposure to risk. Bid and offer prices need not be quoted, and even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what a fair price
is. The Investment Manager should only permit MSIM in the Investment Guidelines to invest the Fund in off-exchange derivatives transactions if the Investment
Manager is fully aware of the risks involved.

3.5    ISDA MASTER AGREEMENT

Where the Investment Manager permits MSIM under the Investment Guidelines to enter into derivative transactions, these may be of the type that may be governed by the ISDA Master Agreement. The ISDA Master Agreement is a standard agreement commonly used in the derivatives market which sets forth key provisions governing the contractual relationship between the parties to such agreement, including each of their rights, liabilities and obligations. If MSIM enters into derivative transactions on the Investment Manager's behalf, MSIM may also enter into a Credit Support Annex. The Credit Support Annex is an annex to the ISDA Master Agreement and is used to document bilateral credit support arrangements between parties for transactions governed by an ISDA Master
Agreement.

On each date on which a derivatives transaction is entered into, the Investment
Manager will be deemed to have given various representations and undertakings to each counterparty with whom MSIM enters into an ISDA Master Agreement on the
Investment Manager's behalf.

In certain circumstances, the Investment Manager may be required to pay an additional amount or receive a payment from which an amount is required to be deducted or withheld, in each case in respect of any deduction or withholding for on account of any tax, or be required to pay any stamp tax levied or imposed in respect of the execution or performance of the ISDA Master Agreement.

Markets and exchanges require that anyone trading in derivatives must advance collateral as security for initial and variation margin requirements. MSIM has been authorised to instruct the Investment Manager's custodian to advance cash or other collateral acceptable to the counterparty or broker to meet margin payments as required by the rules and regulations of any market or exchange on which derivatives are dealt by MSIM as the Investment Manager's agent. If, under the rules and regulations of any exchange or market, adverse price movements occur and margin calls are made and insufficient funds are available in the
Portfolio to meet such margin calls, MSIM may request that the Investment
Manager make additional funds immediately available until assets can be realised to cover the related margin call. If the Investment Manager fails to makes such funds available, the Investment Manager's positions may be closed out and liquidated, resulting in a loss to the Portfolio for which MSIM shall not be liable.

4.     WARRANTS

If the Investment Guidelines so permit, MSIM may effect transactions in warrants for the Fund.

4.1    WARRANTS:

A warrant is a time-limited right to subscribe for shares, debentures, loan stock or government securities, and is exercisable against the original issuer of the securities. Warrants often involve a high degree of gearing, so that a relatively small movement in the price of the underlying security results in a disproportionately large movement, favourable or unfavourable in the price of the warrant. The prices of warrants can therefore be volatile. The Investment
Manager should not include warrants in the Investment Guidelines unless the
Investment Manager is prepared for the Fund to sustain a total loss of the money the Investment Manager has invested plus any commission or other transaction charges. Some other instruments are also called warrants but are actually options (for example, a right to acquire

                                       20

securities which is exercisable against someone other than the original issuer of the securities, often called a "covered warrant").

If the Investment Manager is considering including warrants in the Investment
Guidelines, it is essential to understand that the right to subscribe which a warrant confers is invariably limited in time. Therefore, if the Investment
Manager fails to exercise this right within the pre-determined time scale, the investment becomes worthless.

4.2    OFF-EXCHANGE TRANSACTIONS:

Transactions in off-exchange warrants may involve greater risk than dealing in exchange traded warrants because there is no exchange market through which to liquidate the Investment Manager's position or to assess the value of the warrant or the exposure to risk. Bid and offer prices need not be quoted, and even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what a fair price is. The
Investment Manager should only permit MSIM in the Investment Guidelines to invest the Fund in off-exchange warrants if the Investment Manager is fully aware of the risks involved.

5.     COLLECTIVE INVESTMENT SCHEMES

Collective investment schemes (such as investment funds and open-ended investment companies) invest funds paid by purchasers of units or shares in the collective investment scheme in the various types of asset provided for in their rules or investment plans. As such, collective investment schemes generally allow unit holders and shareholders to achieve a high degree of diversification at a relatively low cost. Open-ended investment funds, for example, allow savers to invest or disinvest by buying or selling fund units on the basis of the value of a unit, plus or minus relevant commissions (the value of the unit being obtained by dividing the value of the entire portfolio managed by the Fund, calculated at market prices, by the number of units in circulation).

Allowing MSIM to purchase units or shares in a collective investment scheme will expose the Investment Manager to the risks associated with the nature of the financial instruments in which the collective investment scheme invests and, where relevant, their concentration in a particular sector, country, region or asset class. Before allowing MSIM to invest in collective investment schemes, the Investment Manager should make itself fully aware of the risks associated with collective investment schemes, including without limitation, the general risks identified in paragraph 1 above.

6.     EXCHANGE TRADED FUNDS

Exchange traded funds ("ETFs") are closed-ended collective investment schemes, traded as shares on stock exchanges, and typically replicate a stock market index, market sector, commodity or basket of assets. As such, they generally combine the flexibility and tradeability of a share with the diversification of a collective investment scheme. Where the Investment Guidelines permit MSIM to purchase ETFs, the Investment Manager will be exposed to similar risks as detailed in respect of equity securities and collective investment schemes, as well as the general risks detailed in paragraph 1.

7.     MISCELLANEOUS

7.1    OVERSEAS MARKETS:

Overseas markets may involve different risks to the Investment Manager's home markets. In some cases the risks will be greater. In drafting the Investment
Guidelines to permit MSIM to invest in overseas markets the Investment Manager should make itself fully aware of the risks and protections (if any) which

                                       21

will operate in any relevant overseas markets. The potential for profit or loss from transactions on overseas markets or in contracts denominated other than in the Fund's base currency will be affected by fluctuations in overseas exchange rates against the Fund's base currency.

7.2    CONTINGENT LIABILITY INVESTMENTS:

Contingent liability investments are derivatives under the terms of which the
Client will or may be liable to make further payments (other than charges, and whether or not secured by margin) when the transaction falls to be completed or upon the earlier closing out of the Investment Manager's position. Contingent liability investments which are margined require the Fund (or the Investment
Manager if there are insufficient assets in the Fund) to make a series of payments against the purchase price, instead of paying the whole purchase price immediately.

If the Investment Manager permits MSIM, as part of the Investment Guidelines, to trade for the Fund in futures, contracts for differences or write or otherwise deal on margin in options for the Fund, the Investment Manager may sustain a total loss of the margin which MSIM, on the Investment Manager's behalf, deposits with a broker to establish or maintain a position. If the market moves against the Investment Manager, the Investment Manager may be called upon to pay out of the Fund (or the Investment Manager's other assets if there are insufficient assets in the Fund) substantial additional margin at short notice to maintain the position. If the Investment Manager fails to do so within the time required, the Investment Manager's position may be liquidated at a loss and the Investment Manager will be liable for any resulting deficit.

Even if a transaction is not margined, it may still carry an obligation to make further payments in certain circumstances over and above any amount paid when the contract was entered into. Contingent liability investments which are not traded on or under the rules of a regulated market may expose the Investment
Manager and the Fund to substantially greater risks.

7.3    COLLATERAL:

If the Investment Manager permits MSIM as part of the Investment Guidelines to enter into transactions which require the Investment Manager to deposit collateral as security with a broker, the way in which such collateral will be treated will vary according to the type of transaction and where it is traded.
There could be significant differences in the treatment of the Investment
Manager's collateral depending on whether the trading is on a regulated market, with the rules of that market (and associated clearing house) applying, or is off-exchange. Deposited collateral may lose its identity as the Investment
Manager's property once dealings on the Investment Manager's behalf are undertaken. Even if the Investment Manager's dealings should ultimately prove profitable, the Investment Manager may not get back the same assets which MSIM deposited on the Investment Manager's behalf and may have to accept payment in cash.

7.4    COMMISSIONS:

The Investment Manager is liable for all commissions and it may be the case that charges are not expressed in money terms (but for example, as a percentage of contract value). In the case of futures, when commission is charged as a percentage, it will normally be as a percentage of the total contract value, and not simply as a percentage of the Investment Manager's initial payment.

7.5    SUSPENSIONS OF TRADING:

Under certain trading conditions or the application of certain rules in force in some markets (such as circuit breakers) it may be difficult or impossible for
MSIM to liquidate a position held for the Investment

                                       22

Manager. This may occur, for example, at times of rapid price movement if the price of an investment rises or falls in one trading session to such an extent that under the rules of the relevant exchange trading of that investment is suspended or restricted. Further, MSIM placing a stop-loss order on the
Investment Manager's behalf will not necessarily limit losses to the intended amounts because market conditions may make it impossible to execute such an order at the stipulated price. Most electronic and auction trading systems are supported by computerised systems for order routing and trade checking, recording and clearing. Like all automated procedures, these systems are subject to the risk of stoppages and malfunctions, which may result in the Investment
Manager's orders not being executed in accordance with MSIM's instructions or remaining unexecuted.

7.6    CLEARING HOUSE PROTECTIONS:

On many exchanges, the performance of a transaction by a broker (or the third party with whom he is dealing on the Investment Manager's behalf) is
"guaranteed" by the exchange or its clearing house. However, this guarantee is unlikely in most circumstances to cover the Investment Manager and may not protect the Investment Manager if the broker or another party defaults on its obligations to the Investment Manager. There is no clearing house for traditional options, nor normally for instruments which are not traded under the rules of a recognised or designated investment exchange.

7.7    INSOLVENCY:

A derivative broker's insolvency or default, or that of any other brokers involved with the Investment Manager's transaction, may lead to positions being liquidated or closed out without the Investment Manager's or MSIM's consent or knowledge. In certain circumstances, the Investment Manager may not get back the actual assets which the Investment Manager lodged as collateral and the
Investment Manager may have to accept any available payment in cash.

                                       23